SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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Filed by a Party other than the Registrant ☑

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Preliminary Proxy Statement
Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
Definitive Proxy Statement
Definitive Additional Materials
Soliciting Material Under Rule 14a-12

Franklin Limited Duration Income Trust

(Name of Registrant as Specified In Its Charter)

Saba Capital Management, L.P.

Saba Capital Master Fund, Ltd.

Boaz R. Weinstein

Ronald Mass

Thomas H. McGlade

Peter Tchir

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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On October 12, 2016, representatives of Saba Capital Management, L.P. (“Saba”) presented additional materials to Institutional Shareholder Services Inc. (“ISS”) regarding Franklin Limited Duration Income Trust meant to supplement the materials provided to ISS on October 6, 2016 and October 7, 2016 (the “Additional ISS Presentation Materials”). A copy of the Additional ISS Presentation Materials is filed herewith as Exhibit 1.

Exhibit 1

[INSERT]

Response to Franklin Templeton Comments

Saba | Capital

Performance

Franklin Templeton argues that the change between trading at a premium and a discount is the driver behind their underperformance. On the next slide we have compared FTF's NAV performance against its peer group. There can be no doubt that FTF has substantially underperformed its peer group.

We agree that summarizing FTF's underperformance can be done within several frameworks. The most important point is this: Lipper, an independent third party, was commissioned by the board of FTF to rank their performance relative to its peers. The reason for this review was to allow shareholders to have an unbiased analysis of the performance of FTF. The Lipper report definitively concluded that FTF has had perpetually inferior returns.

Franklin Templeton has misled their shareholders about the Lipper review. On the first page of FTF's proxy statement Franklin Templeton states that the "fund has generated competitive performance on an absolute and relative basis". How can Franklin, after having commissioned a ten year review of performance which concluded perpetually inferior returns, tell shareholders that their returns have been "competitive on an absolute and relative basis"? This is a blatant and disingenuous attempt to mislead shareholders.

As an independent third party, we ask Institutional Shareholder Services, to trust the analysis of Lipper, another independent third party. By supporting the Saba Capital proposal and its nominees you help inform shareholders of this independent performance review and avoid the biased and deceptive agenda of Franklin Templeton.

Liquidity

While we appreciate Franklin Templeton attempting to retreat from their "fire sale" comments. What they attempted to do here was scare and further mislead investors. They have provided investors sub-par returns, and have resorted to scare tactics to prevent investors from realizing a fair exit.

Additional Statements from Franklin Templeton that Display Lack of Thought

Franklin Templeton has stated: "The proposal, if enacted, at most provides for a none-time transaction at NAV, which will be a fraction of the return potential that could be provided by the Fund if held over time." Of all the arguments made by Franklin, this is among the most poorly thought out. It's obvious that bond returns over an unlimited time horizon could be greater than the 8 or 9% immediate gain shareholders will realize. This is why we recommend tendering your shares, and then re-investing in one of the dozens of CEFs or ETFs with investment performance track-records far superior to FTF.

Franklin Templeton has stated: "Unlimited redemptions could diminish assets to the point where the fund is no longer viable" : If FTF suffers such vast redemptions that makes it is no longer viable as a fund, this is the shareholders telling Franklin that there is no longer demand for FTF and it should be closed. Why should a fund exist if Franklin believes all shareholders would redeem their investment?

Saba Capital

Strictly Private and Confidential

PAGE 1

Short Duration CEF NAV Performance

Saba | Capital

FTF (NAV) HAS UNDERPERFORMED BY AN AVERAGE OF 5.2%!
Confirming Lipper Report giving FTF worst possible ranking

Issuer	Ticker	Total Return	Mtk Cap	Dividend Yield	Duration	Performance vs. FTF
PIMCO	PDI	55.2%	1,319,342,529	18.3%	3.47	39.15%
PIMCO	PGP	41.0%	190,199,738	11.7%	1.47	24.92%
BlackRock	BLW	26.1%	569,489,319	8.3%	3.32	10.05%
Credit Suisse	DHY	25.3%	253,232,483	11.2%	2.77	9.16%
TCW	TSI	25.2%	254,070,206	3.8%	1.87	9.08%
Pioneer	HNW	24.4%	134,537,094	8.7%	2.63	8.29%
Putnam	PCF	23.9%	119,289,040	4.7%	3.46	7.78%
Apollo	AFT	23.7%	259,422,272	7.0%	2.98	7.59%
BlackRock	DSU	23.5%	676,625,793	6.6%	2.75	7.36%
Babson Capital	BGH	20.8%	370,267,883	11.3%	2.03	4.75%
BlackRock	FRA	20.8%	513,804,626	5.4%	0.32	4.68%
Prudential	ISD	20.6%	520,135,193	8.2%	2.6	4.51%
Prudential	GHY	20.4%	610,993,530	8.7%	2.7	4.29%
Eaton Vance	EVV	20.4%	1,570,725,708	8.8%	3.05	4.27%
Eaton Vance	EFR	20.2%	519,970,398	6.6%	0.65	4.11%
Pioneer	PHD	20.0%	289,312,927	6.2%	0.3	3.87%
Credit Suisse	CIK	19.5%	160,429,642	8.6%	2.75	3.42%
BlackRock	BHL	18.9%	121,371,033	4.7%	0.29	2.83%
Eaton Vance	EVF	18.7%	242,342,499	6.4%	0.38	2.64%
Pioneer	PHT	18.0%	300,507,782	11.2%	3.12	1.91%
Blackstone	BGX	16.1%	195,105,164	7.6%	0.83	0.04%
Blackstone	BGB	14.5%	664,159,363	8.5%	0.93	-1.57%
First Trust	FHY	13.2%	100,106,346	9.9%	3.38	-2.92%
Legg Mason	GFY	12.4%	74,150,642	5.8%	1.1	-3.71%
Wells Fargo	ERC	11.7%	533,672,119	8.8%	3.54	-4.37%
Duff & Phelps	DUC	9.9%	264,141,418	6.2%	3.3	-6.18%
Eaton Vance	EVG	9.1%	242,845,322	7.9%	1.6	-6.96%

***Data from Bloomberg**

Saba Capital

Strictly Private and Confidential

PAGE 2

PAGE 3 Saba Capital Strictly Private and Confidential Disclaimer Saba Capital Management, L.P., Saba Capital Management Master Fund, Ltd., Boaz Weinstein, Ronald Mass, Thomas McGlade , and Peter Tchir (collectively, the “Participants”) have filed with the Securities and Exchange Commission (the “SEC”) a definitive proxy statement and accompanying form of proxy card to be used in connection with the solicitation of proxies from the shareholders of Franklin Limited Duration Income Trust ( the “Fund”). All shareholders of the Fund are advised to read the definitive proxy statement and other documents related to the solicitation of proxies by the Participants, as they contain important information, including additional information related to the Participants. The proxy statement and an accompanying proxy card have been or will be furnished to some or all of the Fund's shareholders and are, along with other relevant documents, available at no charge on the SEC website at http://www.sec.gov /. Information about the Participants and a description of their direct or indirect interests by security holdings is contained in the definitive proxy statement on Schedule 14A filed by the Participants with the SEC on September 15, 2016. This document is available free of charge from the source indicated above.